Exhibit 11


                                         CityFed Financial Corp.
                          Statement Regarding the Computation of Per Share Loss

                                                                         Three months ended
                                                                         ------------------
                                                                              March 31,
                                                                              ---------

                                                                         2004                2003
                                                                         ----                ----
 Computation of Loss Per Share:

 Weighted average number of common shares
    outstanding                                                       28,716,134            18,716,134

 Loss applicable to common stock:(1)

   From continuing operations                                       $(2,217,000)          $(2,109,000)
   From discontinued operations                                                -                11,000
                                                                    ------------          ------------
   Net loss                                                         $(2,217,000)          $(2,098,000)
                                                                    ============          ============

 Basic and diluted loss per common share:

   From continuing operations                                           $ (0.08)              $ (0.11)
   From discontinues operations                                           (0.00)                (0.00)
                                                                        --------              --------
   Net loss                                                             $ (0.08)              $ (0.11)
                                                                        ========              ========






------------------------------
1 Losses applicable to Common Stock includes unpaid preferred stock dividends for the three months ended March 31, 2004 and 2003 in the amount of $2,278,000 and $2,158,000, respectively.


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